Exhibit 99.1

For release: November 5, 2020

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports Third Quarter 2020 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and CARES Act funding for the quarter ended September 30, 2020 totaled $250,626,000 compared to $247,067,000 for the quarter ended September 30, 2019, an increase of 1.4%. The CARES Act funding is intended to partially offset COVID-19 expenses and lost revenues. Excluding the CARES Act funding recorded during the third quarter of 2020, net operating revenues would have decreased 3.5% compared to the third quarter of 2019.

For the quarter ended September 30, 2020, the reported GAAP net income attributable to NHC was $12,849,000 compared to $19,461,000 for the third quarter of 2019. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended September 30, 2020 was $13,475,000 compared to $12,934,000 for the third quarter of 2019, an increase of 4.2% (*). For the quarter ended September 30, 2020, the reported GAAP diluted earnings per share was $0.84 and the adjusted diluted earnings per share was $0.88 (*).

(*) -      See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 76 skilled nursing facilities with 9,633 beds. NHC affiliates also operate 24 assisted living communities, five independent living communities, one behavioral health hospital and 35 homecare programs. NHC’s other services include Alzheimer’s and memory care units, hospice services, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$227,383	$235,090	$697,149	$706,465
Other revenues	11,111	11,977	34,463	36,038
Government stimulus income	12,132	-	36,780	-
Net operating revenues and grant income	250,626	247,067	768,392	742,503

Costs and expenses:
Salaries, wages and benefits	151,564	152,175	455,947	441,441
Other operating	70,887	66,730	213,416	203,760
Facility rent	10,320	10,167	30,972	30,602
Depreciation and amortization	10,548	10,663	31,531	31,515
Interest	285	764	1,150	2,644
Total costs and expenses	243,604	240,499	733,016	709,962

Income from operations	7,022	6,568	35,376	32,541

Non-operating income	6,478	6,663	20,578	20,936
Unrealized gains/(losses) on marketable equity securities	(241)	9,312	(40,580)	16,096

Income before income taxes	13,259	22,543	15,374	69,573
Income tax provision	(391)	(3,167)	(800)	(15,284)
Net income	12,868	19,376	14,574	54,289

Net (income)/loss attributable to noncontrolling interest	(19)	85	(253)	152

Net income attributable to National HealthCare Corporation	$12,849	$19,461	$14,321	$54,441

Net income per common share
Basic	$0.84	$1.27	$0.94	$3.57
Diluted	$0.84	$1.27	$0.93	$3.55

Weighted average common shares outstanding
Basic	15,310,754	15,275,709	15,304,235	15,267,250
Diluted	15,371,311	15,373,617	15,368,775	15,350,308

Dividends declared per common share	$0.52	$0.52	$1.56	$1.54

Balance Sheet Data
(in thousands)	Sept. 30	Dec. 31
	2020	2019
	(unaudited)

Cash, cash equivalents and marketable equity securities	$296,638	$202,787
Restricted cash, cash equivalents and marketable debt securities	154,393	158,082
Current assets	422,228	341,053
Property and equipment, net	530,616	535,430
Total assets	1,338,779	1,286,648
Current liabilities	259,673	194,763
NHC stockholders' equity	773,960	778,593

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Selected Operating Statistics
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Skilled Nursing Per Diems:
Medicare	$521.50	$468.09	$513.29	$462.10
Managed Care	413.11	396.05	405.68	393.79
Medicaid	215.13	198.41	208.44	196.99
Private Pay and Other	248.76	236.75	249.34	242.76

Average Skilled Nursing Per Diem	$286.91	$267.40	$281.17	$269.73

Skilled Nursing Patient Days:
Medicare	94,158	103,575	290,597	325,569
Managed Care	53,319	63,442	165,544	188,735
Medicaid	320,734	344,157	998,456	988,677
Private Pay and Other	151,841	169,766	485,025	523,575

Total Skilled Nursing Patient Days	620,052	680,940	1,939,622	2,026,556

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts; unaudited):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Net income attributable to National Healthcare Corporation	$12,849	$19,461	$14,321	$54,441
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	241	(9,312)	40,580	(16,096)
Operating results for newly opened facilities not at full capacity (1)	87	152	401	884
Gain on acquisitions of equity method investments	-	-	(1,707)	(1,975)
Stock-based compensation expense	518	340	1,807	1,448
Provision of income taxes on non-GAAP adjustments	(220)	2,293	(10,681)	4,092
Non-GAAP Net income	$13,475	$12,934	$44,721	$42,794

GAAP diluted earnings per share	$0.84	$1.27	$0.93	$3.55
Non-GAAP adjustments
Unrealized gains on marketable equity securities	0.01	(0.45)	1.95	(0.78)
Operating results for newly opened facilities not at full capacity (1)	0.01	-	0.02	0.04
Gain on acquisitions of equity method investments	-	-	(0.08)	(0.09)
Stock-based compensation expense	0.02	0.02	0.09	0.07
Non-GAAP diluted earnings per share	$0.88	$0.84	$2.91	$2.79

(1) The newly opened facilities not at full capacity for the 2020 period presented consist of facilities opened from 2018 through 2020 (one memory care facility).  The newly opened facilities for the 2019 period presented consist of facilities opened from 2017 through 2019 (one skilled nursing facility, two assisted living facilities, and one memory care facility).

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